Exhibit 21.1

Targa Resources Partners LP Subsidiary List

Entity Name	Jurisdiction of Formation
Cedar Bayou Fractionators, L.P.	Delaware
Downstream Energy Ventures Co., L.L.C.	Delaware
Gulf Coast Fractionators	Texas
Midstream Barge Company LLC	Delaware
Targa Canada Liquids Inc.	British Columbia
Targa Co-Generation LLC	Delaware
Targa Downstream GP LLC	Delaware
Targa Downstream LP	Delaware
Targa Intrastate Pipeline LLC	Delaware
Targa Liquids GP LLC	Delaware
Targa Liquids Marketing and Trade	Delaware
Targa Louisiana Field Services LLC	Delaware
Targa Louisiana Intrastate LLC	Delaware
Targa LSNG GP LLC	Delaware
Targa LSNG LP	Delaware
Targa MLP Capital LLC	Delaware
Targa NGL Pipeline Company LLC	Delaware
Targa North Texas GP LLC	Delaware
Targa North Texas LP	Delaware
Targa Resources Operating GP LLC	Delaware
Targa Resources Operating LP	Delaware
Targa Resources Partners Finance Corporation	Delaware
Targa Resources Texas GP LLC	Delaware
Targa Retail Electric LLC	Delaware
Targa Sparta LLC	Delaware
Targa Texas Field Services LP	Delaware
Targa Transport LLC	Delaware